Exhibit 10.1

Execution Form

Exhibit C

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2021, by and between TPG Pace Solutions Corp., a Cayman Islands exempted company (“TPG Pace”), Vacasa Holdings LLC, a Delaware limited liability company (the “Company”), Turnkey Vacations, Inc. (“TK Newco”) and [•] (the “Holder”). Each of TPG Pace, the Company and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, TPG Pace, Blocker Merger Subs, Blockers (including TK Newco), Vacasa, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Newco”), the Company and the other Persons party thereto, have entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, TPG Pace will acquire the Company on the terms and subject to the conditions set forth in the Business Combination Agreement (the “Business Combination”);

WHEREAS, the Holder is the owner of the number and type of Company Equity Securities set forth on Schedule A hereto (together with any other Company Equity Securities that the Holder acquires after the date hereof, collectively, the “Subject Shares”);

WHEREAS, in consideration for the benefits to be received by the Holder under the terms of the Business Combination Agreement and as a material inducement to TPG Pace and the other parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that TPG Pace and the other parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Holder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

WHEREAS, the Business Combination constitutes a deSPAC Transaction and Sale of the Company (both as defined in the Company’s Third Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2021 (the “Company LLCA”)).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.            Holder Consent and Related Matters.

(a)             As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Holder shall duly execute, and become party to, a true and correct copy of an irrevocable written consent to be delivered by the Company to TPG Pace approving the Business Combination Agreement, the Allocation Schedule, the Transaction Documents to which the Company or any Blocker, as applicable, is or will be a party and the Transactions (including the Mergers and each Blocker Merger, as applicable) in the form of Exhibit H to the Business Combination Agreement, which consent shall constitute any and all necessary or requisite consent of the Holder to the Transactions under all applicable provisions of the Company LLCA and the Stockholders Agreement of TK Newco dated April 1, 2021, to which the Holder is subject, as applicable, including, Section 5.3, Section 5.4, Section 5.5 and Section 6.8 of the Company LLCA.

(b)             Each of the Holder and the Company shall (i) exercise the drag-along rights pursuant to and in accordance with Section 6.8 of the Company LLCA (the “Drag-Along Rights”), including but not limited to, in the case of the Company, issuing the Drag Along Notice (as defined in the Company LLCA) no later than ten (10) business days prior to the Closing Date (as defined in the Business Combination Agreement), and in the case of the Holder, delivering and executing the Drag-Along Notice and (ii) comply with and fully perform all of its obligations related to the Drag-Along Rights.

(c)             Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote, consent or approval of the holders of the outstanding shares of Company Stock, the Holder shall (a) vote (or cause to be voted) all shares of its Company Equity Securities currently or hereinafter owned by such Holder (i) in favor of the Business Combination Agreement and the Transactions, (ii) against any Alternative Transaction or any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the Transactions), (iii) against any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the Business Combination Agreement or the Transactions, and (iv) against any proposal, action or agreement that would (A) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (B) result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, and (b) not commit or agree to take any action inconsistent with the foregoing.

(d)             Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which the Holder’s vote, consent or other approval (including by written consent) is sought, such Holder shall vote (or cause to be voted) all of its Company Equity Securities (to the extent such Company Equity Securities are then entitled to vote thereon), currently or hereinafter owned by such Holder against and withhold consent with respect to any Alternative Transaction. No Holder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

2.            Other Covenants and Agreements.

(a)             The Holder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor its affiliates and, from and after the Effective Time, TPG Pace (and its affiliates) shall have any further obligations or liabilities under each such agreement; provided, however, that the indemnification and other provisions that are contemplated to survive the agreement marked with an asterisk (*) on Schedule B shall survive such termination in accordance with their terms. Without limiting the generality of the foregoing, the Holder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b)             The Holder shall be bound by, subject to, and afforded the benefits of, as applicable, (i) Section 9.08 (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Holder is directly party thereto, and (ii) Section 9.04 (Exclusivity) and Section 8.03 (Claims against Trust Account) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Holder is directly party thereto.

(c)             The Holder acknowledges and agrees that TPG Pace and the other parties are entering into the Business Combination Agreement in reliance upon the Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, TPG Pace and the other parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

(d)             The Holder hereby covenants and agrees that it shall not (i) enter into any voting agreement or voting trust with respect to any of such Holder’s Subject Shares that is inconsistent with its obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of its Subject Shares that is inconsistent with its obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(e)             The Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

(f)             The Holder hereby consents to the publication and disclosure in the Registration Statement/Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by TPG Pace or the Company to any Governmental Authority or to securityholders of TPG Pace) of the Holder’s identity and beneficial ownership of Subject Shares and the nature of the Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by TPG Pace or the Company, a copy of this Agreement. The Holder will promptly provide any information reasonably requested by TPG Pace or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

(g)             The Holder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by TPG Pace or the Company, to effect the actions and consummate the transactions contemplated by the Business Combination Agreement and the other transactions contemplated by this Agreement and the Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

3.            Holder Representations and Warranties. The Holder represents and warrants to TPG Pace as follows:

(a)             If the Holder is not an individual, the Holder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). If the Holder is an individual, the Holder has the authority to enter into, deliver and perform its obligations under this Agreement.

(b)             If the Holder is not an individual, the Holder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Holder. If the Holder is an individual, the signature on this Agreement is genuine, and the Holder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid, legal and binding agreement of the Holder (assuming that this Agreement is duly authorized, executed and delivered by TPG Pace), enforceable against the Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)             No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Holder with respect to the Holder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)             None of the execution or delivery of this Agreement by the Holder, the performance by the Holder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if the Holder is not an individual, result in any breach of any provision of the Holder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any contract to which the Holder is a party, (iii) violate, or constitute a breach under, any order or applicable Law to which the Holder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)             The Holder is the owner of the Subject Shares and has valid, good and marketable title to the Subject Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under any Company Organizational Document). Except for the Company Equity Securities set forth on Schedule A hereto, together with any other Company Equity Securities that the Holder acquires after the date hereof, which may only occur where TPG Pace has provided its prior written consent, the Holder does not own, beneficially or of record, any equity securities of Company or its subsidiaries. Except as otherwise expressly contemplated by any Company Organizational Document and any related acknowledgement agreement existing on the date hereof and made available to TPG Pace or that is entered into in accordance with the Business Combination Agreement, the Holder does not have the right to acquire any equity securities of Company or its subsidiaries. The Holder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Shares and, except for this Agreement, the Business Combination Agreement and any Company Organizational Document, the Holder is not party to or bound by (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Holder to Transfer (as defined below) any of the Subject Shares or (ii) any voting trust, proxy or other contract with respect to the voting or Transfer of any of the Subject Shares.

(f)             There is no Proceeding pending or, to the Holder’s knowledge, threatened against the Holder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)             The Holder, on his, her or its own behalf and on behalf of his, her or its officers, directors, employees, partners, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”), acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, TPG Pace and (ii) he, she or it has been furnished with or given access to such documents and information about TPG Pace and its business and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)             In entering into this Agreement and the other Ancillary Agreements to which he, she or it is or will be a party, the Holder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which he, she or it is or will be a party and no other representations or warranties of TPG Pace (including, for the avoidance of doubt, none of the representations or warranties of TPG Pace set forth in the Business Combination Agreement or any other Ancillary Document), any Nonparty Affiliate of TPG Pace or any other Person, either express or implied, and the Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which he, she or it is or will be a party, none of TPG Pace, any Nonparty Affiliate of TPG Pace or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

(i)              Except as described on Section 5.22 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by Holder, for which the Company or any of its Affiliates may become liable.

4.             Transfer of Subject Securities. Except as expressly contemplated by the Business Combination Agreement, as set forth on Schedule C hereto or with the prior written consent of TPG Pace and the Company (such consent to be given or withheld in each such party’s sole discretion), from and after the date hereof, the Holder agrees not to (a) Transfer any of the Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Holder to Transfer the Subject Shares or (ii) any voting trust, proxy or other contract with respect to the voting or Transfer of the Subject Shares, or (c) take any actions or publicly announce any intentions to take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest or the underlying economic rights (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). [Notwithstanding anything to the contrary herein, the Holder may from time to time Transfer any of the Subject Shares to its Affiliates or to its direct or indirect investors without TPG Pace’s or the Company’s prior written consent if, prior to such Transfer, such Affiliate or investor enters into a joinder to this Agreement in a form reasonably acceptable to TPG Pace and the Company (and any other Transfer shall be void ab initio).]1

5.             New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Holder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Holder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) the Holder acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Holder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Holder as of the date hereof.

6.             Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; (b) the valid termination of the Business Combination Agreement in accordance with its terms; and (c) the written agreement of TPG Pace, the Company and the Holder (the earliest such date under clause (a), (b) and (c) being referred to herein as the “Expiration Time”). Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement until the Effective Time, (iii) Section 7 shall survive the termination of this Agreement pursuant to this Section 6, and (iv) Section 2(b)(ii) (solely to the extent that it relates to Section 8.03 (Claims Against Trust Account) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 6(b). For purposes of this Section 6, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

1 The ability to Transfer to Affiliates and investors subject to execution of a joinder will only be included in the form that is provided to Holders that are institutional investors, not individuals.

7.             No Recourse. Except for claims expressly provided in the Business Combination Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against Company or any Nonparty Affiliate of Company (other than the Holder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Nonparty Affiliate of TPG Pace, and (b) none of Company, any Nonparty Affiliates of Company other than the Holder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Nonparty Affiliate of TPG Pace shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8.             Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to TPG Pace, to:

c/o TPG Pace Solutions Corp.

301 Commerce St., Suite 3300

Fort Worth, TX

Attention: General Counsel

Email: officeofthegeneralcounsel@tpg.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

Ney York, NY 10153

Attention: Douglas P. Warner

   Christopher R. Machera

Email: doug.warner@weil.com

    chris.machera@weil.com

If to the Company, to:

c/o Vacasa Holdings LLC

850 NW 13th Ave

Portland, OR 97209

Attention: Lisa Jurinka, Chief Legal Officer
Email: legal@vacasa.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas

New York, NY 10020
Attention: Justin Hamill, Eric Schwartzman and Nicholas Luongo
Email: Justin.Hamill@lw.com; Eric.Schwartzman@lw.com; Nick.Luongo@lw.com

If to the Holder, to:

[•]
[•]
[•]
Attention:          [•]

Facsimile:          [•]

Email:                [•]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.             Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.           Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Holder, the Company and TPG Pace. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Holder without TPG Pace’s prior written consent (to be withheld or given in its sole discretion) [other than as set forth in Section 4 of this Agreement]2.

11.           Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12.           Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

2 Bracketed language will only be included in the form that is provided to Holders that are institutional investors, not individuals

13.          No Third Party Beneficiaries. Except as set forth in Section 7 of this Agreement, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14.          Miscellaneous. Sections 12.02 (Nonsurvival of Representations, Warranties and Covenants), 12.03 (Severability), 12.06 (Governing Law), 12.07 (Waiver of Jury Trial), 12.08 (Headings) and 12.09 (Counterparts) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

Execution Form
Exhibit C

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TPG PACE SOLUTIONS CORP.

By:
Name:
Title:

VACASA HOLDINGS LLC

By:
Name:
Title:

TURNKEY VACATIONS, INC.

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

Execution Form
Exhibit C

[HOLDER]

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]